Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Common Stock of Dean Foods. The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby executes this Joint Filing Agreement as of this 30th day of November, 2017.

VV VALUE VALS AG

By:	/s/ Remo Stoffel
Name:	Remo Stoffel
Title:	Director

and

By:	/s/ Hans-Peter Domanig
Name:	Hans-Peter Domanig
Title:	Director

XO HOLDING AG

By:	/s/ Remo Stoffel
Name:	Remo Stoffel
Title:	Director

and

By:	/s/ Hans-Peter Domanig
Name:	Hans-Peter Domanig
Title:	Director

PRIORA HOLDING AG

By:	/s/ Fulvio Micheletti
Name:	Fulvio Micheletti
Title:	Director

and

By:	/s/ Hans-Peter Domanig
Name:	Hans-Peter Domanig
Title:	Director

PROFECTIO BETEILIGUNGEN AG

By:	/s/ Dr. Rene Locher
Name:	Dr. Rene Locher
Title:	Director

STOFFELPART ASSET AG

By:	/s/ Remo Stoffel
Name:	Remo Stoffel
Title:	Director

/s/ Remo Stoffel
Name:	REMO STOFFEL